The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-273320
SUBJECT TO COMPLETION, DATED JULY 22, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated July 19, 2023)
      €    % Notes due 20
      €    % Notes due 20
We will pay interest on the    % Notes due 20   (the “20   Notes”) annually in arrears on             of each year, commencing       , 2026. The 20   Notes will bear interest at a rate of    % per year and will mature on            , 20  , unless previously redeemed or repurchased as described below.
We will pay interest on the    % Notes due 20   (the “20   Notes” and together with the 20   Notes, the “notes”) annually in arrears on       of each year, commencing            , 2026. The 20   Notes will bear interest at a rate of    % per year and will mature on            , 20  , unless previously redeemed or repurchased as described below.
We may redeem a series of notes in whole or in part, at any time and from time to time, at the applicable redemption prices described under “Description of the Notes — Optional Redemption.” In addition, we may redeem a series of notes in whole, but not in part, at any time, if certain events occur involving changes in United States taxation, at the applicable redemption price described under “Description of the Notes — Redemption for Tax Reasons.” We may also redeem a series of notes under the circumstances described under “Description of the Notes — Redemption for Reason of Minimal Outstanding Amount.” The notes will not have the benefit of a sinking fund. If a change of control repurchase event occurs with respect to a series of notes as described in this prospectus supplement, except to the extent we have exercised our right to redeem such notes, we will be required to offer to each holder of the notes of such series to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date.
The notes will be unsecured and will rank equally in right of payment with all of our existing and future unsubordinated indebtedness. The notes will be fully and unconditionally guaranteed by our subsidiary guarantors named in this prospectus supplement. The notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
We intend to use the net proceeds from this offering for the repayment in full of the €500 million aggregate principal amount outstanding of our 0.450% Notes due 2025 (the “2025 Notes”) at maturity. Any remaining proceeds will be used for general corporate purposes, which may include the repayment of other indebtedness. Pending such use, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.
Investing in these notes involves risks that are described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended May 31, 2025 (the “Annual Report”) and beginning on page S-6 of this prospectus supplement.
	Per 20 Note	Total	Per 20 Note	Total
Public offering price(1)	%	€	%	€
Underwriting discount	%	€	%	€
Proceeds (before expenses) to FedEx Corporation(1)	%	€	%	€

(1)
Plus accrued interest, if any, from           , 2025, if settlement occurs after that date.

We intend to apply to list the notes on the New York Stock Exchange (“NYSE”). The listing application will be subject to approval by the NYSE. We expect listing of the notes on the NYSE to occur within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time.
Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that the notes will be ready for delivery in book-entry form only through the facilities of Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V. as operator of the Euroclear System, on or about       , 2025.
Joint Book-Running Managers
BNP PARIBAS	Goldman Sachs & Co. LLC	J.P. Morgan
The date of this prospectus supplement is           , 2025.

Prospectus Supplement
Prospectus

S-i

STABILIZATION
IN CONNECTION WITH THE ISSUE OF THE NOTES, J.P. MORGAN SECURITIES PLC (THE “STABILIZING MANAGER”) (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE NOTES AT LEVELS WHICH MIGHT NOT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE NOTES IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES. SEE “UNDERWRITING.”
ABOUT THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS
This document consists of two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of notes. The second part is the accompanying prospectus dated July 19, 2023, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will, to the extent inconsistent therewith, supersede the information in the accompanying prospectus.
We and the underwriters have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of the respective dates of such information. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
References in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “FedEx,” and the “Company” are to FedEx Corporation. References in this prospectus supplement and the accompanying prospectus to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. The financial information presented in this prospectus supplement and the accompanying prospectus has been prepared in accordance with generally accepted accounting principles in the United States.
Notice to Prospective Investors in the European Economic Area
Prohibition of sales to EEA retail investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the

S-ii

“Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
Prohibition of sales to UK retail investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the EU Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).
Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
UK MiFIR product governance / professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the manufacturer’s target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it (all such persons together being referred to as “relevant persons”). In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.

S-iii

Forward-Looking Statements
Certain statements in this prospectus supplement are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to FedEx’s financial condition, results of operations, cash flows, plans, objectives, future performance and business and the assumptions underlying such statements. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “forecasts,” “projects,” “intends,” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements because of, among other things, potential risks and uncertainties, such as:
•
economic conditions in the global markets in which FedEx operates;

•
significant changes in the volumes of shipments transported through FedEx’s networks, customer demand for FedEx’s various services, or the prices FedEx obtains for its services;

•
geopolitical developments and additional changes in and/or uncertainty regarding international trade policies and relations;

•
the price and availability of jet and vehicle fuel;

•
failure to successfully implement FedEx’s business strategy and effectively respond to changes in market dynamics and customer preferences;

•
FedEx’s ability to execute its DRIVE transformation, including Network 2.0 and the redesign of the Federal Express Corporation (“Federal Express”) international air network, in the expected time frame and at the expected cost and achieve the expected operational efficiencies and network flexibility, alignment of FedEx’s cost base with demand, cost savings and reductions to its permanent cost structure, and other benefits while managing the potential risks;

•
FedEx’s ability to successfully implement the Separation (as defined below) of the FedEx Freight, Inc. (“FedEx Freight”) business into a new publicly traded company and achieve the anticipated benefits of such transaction;

•
the timing and amount of any costs or benefits or any specific outcome, transaction, or change (of which there can be no assurance), or the terms, timing, and structure thereof, related to FedEx’s global transformation program and other ongoing reviews and initiatives;

•
FedEx’s ability to successfully implement its workforce reduction in Europe;

•
a significant data breach or other disruption to FedEx’s technology infrastructure, and its ability to mitigate the technological, operational, legal and regulatory, and reputational risks related to emerging technologies such as autonomous technology and artificial intelligence;

•
failure to remove costs related to services provided to the United States Postal Service (“USPS”) under the contract for Federal Express to provide the USPS domestic transportation services, which expired on September 29, 2024;

•
the future rate of e-commerce growth and FedEx’s ability to successfully expand its e-commerce services portfolio;

•
increased insurance and claims expenses related to vehicle accidents, workers’ compensation claims, property and cargo loss, general business liabilities, and benefits paid under employee disability programs;

•
failure to receive or collect expected insurance coverage;

•
the effect of any international conflicts or terrorist activities on the United States and global economies in general, the transportation industry, or FedEx in particular;

•
failure of third-party service providers to perform as expected, or disruptions in FedEx’s relationships with those providers or their provision of services to FedEx;

S-iv

•
widespread outbreak of an illness or any other communicable disease or public health crisis;

•
damage to FedEx’s reputation or loss of brand equity;

•
the effect of intense competition on FedEx’s ability to maintain or increase its prices (including FedEx’s fuel surcharges) or to maintain or grow its revenue and market share;

•
FedEx’s ability to manage its network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels;

•
FedEx’s ability to execute and effectively operate, integrate, leverage, and grow acquired businesses, and to continue to support the value it allocates to these acquired businesses;

•
noncash impairment charges related to FedEx’s goodwill and certain deferred tax assets;

•
failure to attract and retain employee talent and FedEx’s ability to meet its labor and purchased transportation needs while controlling related costs and maintain its company culture;

•
FedEx’s ability to maintain good relationships with its employees and avoid attempts by labor organizations to organize groups of FedEx’s employees, which could significantly increase its operating costs and reduce FedEx’s operational flexibility, as well as the outcome of negotiations to reach new collective bargaining agreements (including with the pilots of Federal Express);

•
the effect of costs related to lawsuits in which it is alleged that Federal Express should be treated as an employer or joint employer of drivers employed by service providers engaged by Federal Express;

•
increasing costs, the volatility of costs and funding requirements, and other legal mandates for employee benefits, especially pension and healthcare benefits;

•
the effects of global climate change;

•
FedEx’s ability to achieve or demonstrate progress on its goal of carbon neutrality for its global operations by calendar 2040;

•
FedEx’s ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography;

•
any effects on FedEx’s businesses resulting from evolving or new U.S. domestic or international government regulations, laws, policies, and actions, which could be unfavorable to its business, including labor (such as joint employment standards or changes to the Railway Labor Act of 1926, as amended, affecting Federal Express employees); regulatory or other actions affecting data protection; global aviation or other transportation rights; increased air cargo, pilot flight and duty time, and other security or safety requirements; import and export controls; the use of new technology and accounting; trade (such as protectionist measures, tariffs, or restrictions on free trade); foreign exchange intervention in response to currency volatility; environmental (such as global climate change legislation); or postal rules;

•
adverse changes in tax laws, regulations, and interpretations or challenges to FedEx’s tax positions;

•
increasing costs related to changing and heightened regulations and enforcement related to data protection;

•
the increasing costs of compliance with federal, state, and foreign governmental agency mandates (including the Foreign Corrupt Practices Act and the U.K. Bribery Act) and defending against inappropriate or unjustified enforcement or other actions by such agencies;

•
changes in foreign currency exchange rates, especially in the euro, Chinese yuan, British pound, Canadian dollar, Australian dollar, Mexican peso, Hong Kong dollar, and Japanese yen, which can affect FedEx’s sales levels and foreign currency sales prices;

•
loss or delay in the collection of accounts receivable;

•
any liability resulting from and the costs of defending against class-action, derivative, and other litigation, such as wage-and-hour, joint employment, securities, vehicle accident, and discrimination and retaliation claims, claims related to our reporting and disclosure of environmental and sustainability topics, and any other legal or governmental proceedings;

S-v

•
adverse rulings on appeals and in other future judicial decisions, subsequent adverse jury findings, and changes in judicial precedent;

•
the sufficiency of insurance coverage FedEx purchases;

•
the effect of technology developments (including artificial intelligence and machine learning) on FedEx’s operations and on demand for its services, and FedEx’s ability to continue to identify and eliminate unnecessary information-technology redundancy and complexity throughout the organization;

•
disruptions in global supply chains, which can limit the access of FedEx and its service providers to vehicles and other key capital resources and increase FedEx’s costs;

•
difficulties experienced by the companies with which FedEx contracts to fly smaller regional “feeder” aircraft in attracting and retaining pilots, which could cause a reduction of service offered to certain locations, service disruptions, increased costs of operations, and other difficulties;

•
governmental underinvestment in transportation infrastructure, which could increase FedEx’s costs and adversely affect its service levels due to traffic congestion, prolonged closure of key thoroughfares, or sub-optimal routing of its vehicles and aircraft;

•
successful completion of FedEx’s planned stock repurchases;

•
constraints, volatility, or disruption in the capital markets, FedEx’s ability to maintain its current credit ratings, commercial paper ratings, and senior unsecured debt and pass-through certificate credit ratings, and FedEx’s ability to meet credit agreement financial covenants; and

•
other risks and uncertainties you can find in FedEx’s press releases and SEC filings, including the risk factors identified under Part I, Item IA. “Risk Factors” in FedEx’s most recent Annual Report on Form 10-K, as updated by FedEx’s Current Reports on Form 8-K.

As a result of these and other factors, no assurance can be given as to FedEx’s future results and achievements. Accordingly, a forward-looking statement is neither a prediction nor a guarantee of future events or circumstances and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement. We are under no obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise.
Please carefully review and consider the various disclosures made in this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein) that advise interested parties of the risks and other factors that may affect FedEx’s business, prospects and results of operations.

S-vi

SUMMARY
The following summary highlights selected information about FedEx and this offering. This summary may not contain all the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
FedEx Corporation
FedEx provides a broad portfolio of transportation, e-commerce, and business services, offering integrated business solutions utilizing our flexible, efficient and intelligent global network. FedEx’s primary operating companies are Federal Express, the world’s largest express transportation company and a leading North American provider of small-package ground delivery services, and FedEx Freight, a leading North American provider of less-than-truckload (“LTL”) freight transportation services.
In connection with FedEx’s one FedEx consolidation plan, on June 1, 2024, FedEx Ground Package System, Inc. and FedEx Corporate Services, Inc. were merged into Federal Express, becoming a single company operating a unified, fully integrated air-ground express network under the respected FedEx brand. FedEx Freight provides LTL freight transportation services as a separate subsidiary. Beginning in the first quarter of 2025, Federal Express and FedEx Freight represent FedEx’s major service lines and constitute our reportable segments. Additionally, the results of FedEx Custom Critical, Inc. are included in the FedEx Freight segment instead of the Federal Express segment.
Federal Express.   Federal Express pioneered express transportation and remains the industry’s global leader, providing rapid, reliable, time-definite delivery to more than 220 countries and territories, connecting markets that comprise more than 99% of the world’s gross domestic product. Unmatched air route authorities and transportation infrastructure, combined with leading-edge information technologies, make Federal Express the world’s largest express transportation company. The company also provides low-cost, day-certain commercial service to any business address in the U.S. and Canada, as well as residential delivery to 100% of U.S. residences through its FedEx Home Delivery and Ground Economy services.
FedEx Freight.   FedEx Freight is a leading North American provider of LTL freight services across all lengths of haul to businesses and residences. Within the contiguous U.S., the company offers FedEx Freight Priority, when speed is critical to meet a customer’s supply chain needs; FedEx Freight Economy, when a customer can trade time for cost savings; and FedEx Freight Direct, a service to meet the needs of the growing e-commerce market for delivery of heavy, bulky products to or through the door for residences and businesses. FedEx Freight also offers Retail Flex for delivery to large retailers with benefits that go beyond standard LTL services. In addition to North America, FedEx Freight offers service to, from and within Puerto Rico and to the U.S. Virgin Islands.
Separation of FedEx Freight
In December 2024, FedEx announced that the Board of Directors decided to pursue a full separation of FedEx Freight through the capital markets, creating a new publicly traded company. The transaction, which would be implemented through the spin-off of shares of the new company to FedEx stockholders, is expected to be completed by June 2026. As used in this prospectus supplement, “Separation” means any sale, exchange, transfer, distribution, or other disposition of assets and/or capital stock of one or more subsidiaries of FedEx resulting in the separation of the Company’s FedEx Freight business through the capital markets to create a new publicly traded company.
The Separation will allow for more customized operational execution along with more tailored investment and capital allocation strategies to serve the unique and evolving needs of both the global parcel and the LTL markets. FedEx and FedEx Freight will also maintain the strategic advantages of cooperation on key commercial, operational and technology initiatives. FedEx believes that customers of both businesses will continue to enjoy the same superior service, speed and coverage they have come to expect from FedEx. The capital structure and financial policy of FedEx and FedEx Freight are important components of the Separation. To that end, FedEx does not intend to increase the leverage of FedEx in connection with the Separation.

Our Corporate Information
The mailing address of our principal executive offices is 942 South Shady Grove Road, Memphis, Tennessee 38120. Our main telephone number is (901) 818-7500.
The address of our website is www.fedex.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

THE OFFERING
Issuer
FedEx Corporation
Securities Offered
€      aggregate principal amount of    % Notes due 20   .
€      aggregate principal amount of    % Notes due 20   .
Subsidiary Guarantors
Federal Express Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc.
Guarantees
The subsidiary guarantors will fully and unconditionally guarantee payment of principal of and premium, if any, and interest on the notes (and additional amounts, if any, on the notes).
The guarantee by FedEx Freight will be released at the time it ceases to be a subsidiary of FedEx in connection with the Separation.
Maturity
The 20     Notes will mature on      , 20    , unless they are redeemed or repurchased prior to that date.
The 20     Notes will mature on      , 20    , unless they are redeemed or repurchased prior to that date.
Interest
Interest on the 20     Notes will accrue at the rate of    % per year, payable annually in arrears on      of each year, commencing      , 2026.
Interest on the 20    Notes will accrue at the rate of   % per year, payable annually in arrears on     of each year, commencing     , 2026.
Optional Redemption
A series of notes may be redeemed, at our option, in whole or in part, at any time and from time to time, at the applicable redemption prices described under “Description of the Notes — Optional Redemption.” The notes will not have the benefit of a sinking fund.
Redemption for Tax Reasons
A series of notes may be redeemed in whole, but not in part, at any time, if certain events occur involving changes in United States taxation, at the applicable redemption price described under “Description of the Notes — Redemption for Tax Reasons.”
Redemption for Reason of Minimal Outstanding
Amount
In the event that we have purchased notes of a series equal to or greater than 80% of the aggregate principal amount of notes of such series initially issued, we may redeem, in whole, but not in part, the remaining notes of such series at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.
Additional Amounts
We will, subject to certain exceptions and limitations, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment of principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States, will not be less than the amount provided in the notes to be then due and payable had no such withholding or deduction been made. See “Description of the Notes — Payment of Additional Amounts.”
Change of Control Repurchase Event
If a Change of Control Repurchase Event (as defined below) occurs with respect to a series of notes, except to the extent we have exercised our right to redeem such notes, we will be required to offer to each holder of the notes of such series to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date. See “Description of the Notes — Change of Control Repurchase Event.”
Priority
The notes and the related guarantees will be our and the subsidiary guarantors’ general, unsecured senior obligations, and will:
•
rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future unsubordinated indebtedness, liabilities and other obligations;

•
rank senior in right of payment to all of our and the subsidiary guarantors’ future subordinated indebtedness, liabilities and other obligations;

•
be effectively junior to all of our and the subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to all of the existing and future indebtedness, liabilities and other obligations (including trade payables) of our subsidiaries that are not subsidiary guarantors (other than indebtedness, liabilities and other obligations owed to us or any subsidiary guarantor, if any).

Further Issues
We may issue additional notes of any series from time to time after this offering without the consent of holders of notes.
Use of Proceeds
We estimate that the net proceeds of this offering will be approximately €     , after deducting the underwriting discounts and other expenses related to this offering.
We intend to use the net proceeds from this offering for the repayment in full of the €500 million aggregate principal amount outstanding of our 2025 Notes at maturity. Any remaining proceeds will be used for general corporate purposes, which may include the repayment of other indebtedness. Pending such use, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities. See “Use of Proceeds.”
Certain of the underwriters and/or their affiliates may hold positions in our 2025 Notes, and therefore may receive a portion of the proceeds from this offering upon the repayment of the 2025 Notes. See “Underwriting.”
Book-Entry Form
The notes will be issued in fully registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes of each series will be represented by one or more permanent global notes that will be deposited with a common depositary and will be registered in the name of the nominee of the common depositary for the accounts of Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in Clearstream or Euroclear, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of the Notes — Book-Entry Procedures” in this prospectus supplement.
Trading
We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We expect listing of the notes on the NYSE to occur within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes. We have been advised by certain of the underwriters that they intend to make a market in each series of notes, but the underwriters are not obligated to do so and may discontinue market-making with respect to any series of notes at any time without notice. See “Underwriting” in this prospectus supplement for more information about possible market-making by certain of the underwriters.
Currency of Payments
All payments of interest on and the principal of the notes and any redemption price for, or additional amounts as described under “Description of the Notes — Payment of Additional Amounts,” if any, with respect to, the notes will be made in euro. If we are unable to obtain euro in amounts sufficient to make a required payment under the notes due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments will be made in U.S. dollars until the euro is again available to us or so used. See “Description of the Notes — Issuance in Euro.”
Paying Agent
U.S. Bank Europe DAC, UK Branch.
Trustee, Transfer Agent and Registrar
U.S. Bank Trust Company, National Association.
Common Code
20     Notes:
20     Notes:
ISIN
20     Notes:
20     Notes:
CUSIP
20     Notes:
20     Notes:
Risk Factors
Investing in the notes involves risks that are described in the “Risk Factors” section of our Annual Report and beginning on page S-6 of this prospectus supplement.

RISK FACTORS
Investing in the notes involves risks. In connection with any investment in the notes, you should consider carefully (i) the factors identified in the “Risk Factors” sections of our Annual Report, (ii) the factors set forth below related to the notes, and (iii) the other information set forth elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Risks Related to the Notes
We depend upon our subsidiaries to service our debt
We are a holding company and derive all of our operating income from our subsidiaries. Our only source of cash to pay principal of and premium and additional amounts, if any, and interest on the notes is from dividends and other payments from our subsidiaries. Our subsidiaries’ ability to make such payments may be restricted by, among other things, applicable state and foreign corporate laws and other laws and regulations. In addition, our right and the rights of our creditors, including holders of the notes, to participate in the assets of any non-guarantor subsidiary upon its liquidation or reorganization would be subject to the prior claims of such non-guarantor subsidiary’s creditors, except to the extent that we or a subsidiary guarantor may ourselves be a creditor with recognized claims against such non-guarantor subsidiary. The notes will be guaranteed only by certain subsidiary guarantors. See “Description of the Notes — General.” If our subsidiaries do not provide us with enough cash to make payments on the notes when due, you may have to proceed directly against the subsidiary guarantors.
The guarantees may be limited in duration
If we sell, transfer or otherwise dispose of all of the capital stock or all or substantially all of the assets of a subsidiary guarantor to any person that is not FedEx or a subsidiary guarantor, the guarantee of such subsidiary will terminate and holders of the notes will no longer have a claim against such subsidiary under the guarantee. In addition, the guarantee by FedEx Freight will be released at the time it ceases to be a subsidiary of FedEx in connection with the Separation. See “Description of the Notes — Guarantee.”
The guarantees may be challenged as fraudulent conveyances
Federal, state and foreign bankruptcy, fraudulent conveyance, fraudulent transfer or similar laws could limit the enforceability of a guarantee. For example, creditors of a subsidiary guarantor could claim that, since the guarantees were incurred for the benefit of FedEx (and only indirectly for the benefit of a subsidiary guarantor), the obligation of a subsidiary guarantor was incurred for less than reasonably equivalent value or fair consideration. If any of our subsidiary guarantors is deemed to have received less than reasonably equivalent value or fair consideration for its guarantee and, at the time it gave the guarantee, that subsidiary guarantor:
•
was insolvent or rendered insolvent by giving its guarantee;

•
was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•
intended to incur debts beyond its ability to pay such debts as they mature,

then the obligations of such subsidiary guarantor under its guarantee could be voided. If a court voided a guarantee as a result of a fraudulent transfer or conveyance, then the holders of the notes would cease to have a claim against the subsidiary guarantor. In this regard, in an attempt to limit the applicability of fraudulent transfer or conveyance laws, the Indenture (as defined below) limits the amount of each guarantee to the amount that will result in it not constituting a fraudulent transfer or conveyance. However, we cannot assure you as to what standard a court would apply in making a determination regarding whether reasonably equivalent value or fair consideration was received or as to what would be the maximum liability of each guarantor or whether this limitation would be effective in protecting a guarantee from being voided under fraudulent transfer or conveyance laws.

We may not be able to repurchase the notes upon a Change of Control Repurchase Event
Upon the occurrence of a Change of Control Repurchase Event with respect to a series of notes, except to the extent we have exercised our right to redeem such notes, we will be required to offer to each holder of the notes of such series to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date.
It is possible that we will not have sufficient funds at the time of any Change of Control Repurchase Event with respect to a series of notes to make the required repurchase of the notes of such series. In order to obtain sufficient funds to pay the repurchase price of the outstanding notes of a series, we may need to refinance such notes. We cannot assure you that we would be able to refinance such notes on reasonable terms, or at all. Our failure to offer to repurchase all outstanding notes of that series or to repurchase all validly tendered notes of that series would be an event of default under the Indenture for such notes. Such an event of default may cause the acceleration of our other debt. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash. Our future debt also may contain restrictions on repurchase requirements with respect to specified events or transactions that constitute a change of control under the Indenture.
Ratings of the notes could be lowered in the future
We expect that the notes will be rated “investment grade” by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the notes, since a rating does not predict the market price of a particular security or its suitability for a particular investor. A rating organization may lower our rating, or change our ratings’ outlook, or decide not to rate our securities, temporarily or permanently, in its sole discretion. The rating of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due on the notes and the ultimate payment of principal of the notes on the final maturity date. The reduction, suspension or withdrawal of the ratings of the notes will not, in and of itself, constitute an event of default under the Indenture.
Holders of the notes will receive payments solely in euro except under the limited circumstances provided herein
All payments of interest on and the principal of the notes and any redemption price for, or additional amounts with respect to, the notes will be made in euro except under the limited circumstances provided herein. See “Description of the Notes — Issuance in Euro.” We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of such notes in converting, payments of interest, principal, any redemption price or any additional amount in euro made with respect to such notes into U.S. dollars or any other currency.
Holders of the notes may be subject to certain risks relating to the euro, including the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls
The initial investors in the notes will be required to pay for the notes in euro. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.
An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:
•
significant changes in rates of exchange between the euro and the investor’s home currency;

•
and the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, global economic instability and the actions taken or to be taken by various national governments in response to such instability as well as market perceptions concerning the instability of the euro could significantly affect the exchange rates between the euro and the investor’s home currency.
The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects.
The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.
This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial, legal and tax advisors as to the risks involved in an investment in the notes.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk
The Indenture that will govern the notes is governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro, which could adversely affect the value of the notes
If, as described under “Description of the Notes — Issuance in Euro,” the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date, or in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the Indenture that will govern the notes. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the notes.
Trading in the clearing systems is subject to minimum denomination requirements
The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
The Indenture does not limit the amount of indebtedness that we may incur
The Indenture under which we will issue the notes and guarantees does not limit the amount of secured or unsecured indebtedness that we or our subsidiaries may incur. In addition, other than the provisions relating to a Change of Control Repurchase Event, the Indenture, which is described below under “Description of the Notes,” also does not contain any debt covenants or provisions that afford holders of the notes protection in the event we participate in a highly leveraged or similar transaction.
An active trading market for the notes may not develop
The notes are new issues of securities for which no established trading market exists. If an active trading market does not develop for the notes, investors may not be able to resell them. Although we expect the notes to be listed for trading on the NYSE, no assurance can be given that any series of notes will become or remain listed, that a trading market for the notes will develop or of the price at which investors may be able to sell the notes, if at all. In addition, we will have no obligations to maintain and may terminate any listing of the notes on the NYSE without the consent of the holders of the notes. We have been advised by certain of the underwriters that they intend to make a market in each series of notes, but the underwriters are not obligated to do so and may discontinue market-making with respect to any series of notes at any time without notice. Therefore, no assurance can be given as to the liquidity of, or trading market for, the notes. The lack of a trading market could adversely affect investors’ ability to sell the notes and the price at which investors may be able to sell the notes. The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the number of holders of the series of notes, our operating results, financial performance and prospects, prevailing interest rates, prevailing foreign exchange rates, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors.
The notes will initially be held in book-entry form, and therefore investors must rely on the procedures of Euroclear and Clearstream to exercise any rights and remedies
So long as Euroclear or Clearstream or their common depositary or nominee is the registered holder of the notes issued in the form of one or more global notes, Euroclear, Clearstream or such common depositary or nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the Indenture and the notes. Payments of principal, interest and premium and additional amounts, if any, in respect of the global notes will be made to Euroclear, Clearstream, such common depositary or such nominee, as the case may be, as registered holder thereof. After payment to the common depositary for Euroclear and Clearstream, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if investors own a book-entry interest, they must rely on the procedures of Euroclear and Clearstream and, if investors are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to receive such payments or to exercise any other rights and obligations of a holder of notes under the Indenture.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if an investor owns a book-entry interest, it will be permitted to act only to the extent it has received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable such investor to vote on a timely basis.
Similarly, upon the occurrence of an event of default under the Indenture, unless and until definitive or certificated registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the notes. See “Description of the Notes — Book-Entry Procedures” in this prospectus supplement.
An increase in interest rates could result in a decrease in the market values of the notes
In general, as market interest rates rise, securities bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately €      or $      , based on the euro/U.S. dollar exchange rate of €1.00 = $1.1690 as of July 21, 2025 as published by Bloomberg, L.P., after deducting the underwriting discounts and other expenses related to this offering.
We intend to use the net proceeds from this offering for the repayment in full of the €500 million aggregate principal amount outstanding of our 2025 Notes at maturity. Any remaining proceeds will be used for general corporate purposes, which may include the repayment of other indebtedness. Pending such use, we may invest the net proceeds in short-term investments, including cash, cash equivalents and/or marketable securities.
Our 2025 Notes bear interest at 0.450% per annum and mature on August 5, 2025.
Certain of the underwriters and/or their affiliates may hold positions in our 2025 Notes, and therefore may receive a portion of the proceeds from this offering upon the repayment of the 2025 Notes. See “Underwriting.”

CAPITALIZATION
The following table sets forth our consolidated capitalization as of May 31, 2025 on an actual basis and on an as adjusted basis to give effect to this offering and the use of the net proceeds therefrom as described under “Use of Proceeds.” You should read this table in conjunction with our consolidated financial statements and the notes thereto incorporated by reference from our Annual Report.
	As of May 31, 2025
	Actual	As Adjusted
	(In millions)
Current portion of long-term debt	$1,428	$
Long-term debt:(1)
20 Notes offered hereby(2)	—
20 Notes offered hereby(2)	—
Other long-term debt, less current portion	19,151
Total long-term debt, less current portion(3)	$19,151	$
Common stockholders’ investment:
Common stock	32		32
Additional paid-in capital	4,290		4,290
Retained earnings	41,402		41,402
Accumulated other comprehensive loss	(1,362)		(1,362)
Treasury stock, at cost	(16,288)		(16,288)
Total common stockholders’ investment	$28,074		$28,074
Total capitalization	$47,225	$

(1)
Net of discounts and debt issuance costs.

(2)
Based on the euro/U.S. dollar exchange rate of €1.00 = $1.1391, being the balance sheet exchange rate as of May 31, 2025. As of July 21, 2025, the euro/U.S. dollar exchange rate was €1.00 = $1.1690 as published by Bloomberg, L.P.

(3)
We intend to use the net proceeds from this offering for the repayment in full of the €500 million aggregate principal amount outstanding of our 2025 Notes at maturity. Any remaining proceeds will be used for general corporate purposes, which may include the repayment of other indebtedness. Any such use of any remaining net proceeds from this offering is not reflected in the as adjusted column in the table above.

DESCRIPTION OF THE NOTES
The following, along with the additional information contained under “Description of Debt Securities and Guarantees” in the accompanying prospectus, is a summary of the material provisions of the Indenture referred to below, the notes and the guarantees. Because this is a summary, it may not contain all the information that may be important to you. For further information, you should read the Indenture, a copy of which is available from us on request at the address specified in “Where You Can Find More Information” below. This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the Indenture, including definitions of certain terms used in it. If any of the information set forth below is inconsistent with information in the accompanying prospectus, the information set forth below, to the extent inconsistent therewith, replaces and supersedes the information in the accompanying prospectus. If we use a term that is not defined in this prospectus supplement, you should refer to the definition that is provided in the accompanying prospectus.
General
We are offering €      aggregate principal amount of our    % Notes due 20   (the “20   Notes”) and €      aggregate principal amount of our    % Notes due 20   (the “20   Notes” and together with the 20   Notes, the “notes”). The 20   Notes and the 20      Notes will mature on        , 20   and      , 20  , respectively, in each case unless previously redeemed or repurchased as described below, and the notes of each series will be issued under the indenture dated as of October 23, 2015, among FedEx, the subsidiary guarantors named below and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (as successor trustee to Wells Fargo Bank, National Association), as trustee, as supplemented by supplemental indenture no. 17 to be dated as of July   , 2025, among FedEx, the subsidiary guarantors named below, the trustee, and the paying agent named below (collectively, the “Indenture”). Under the agency agreement dated as of July   , 2025, we have initially appointed U.S. Bank Europe DAC, UK Branch, to act as paying agent in connection with the notes, and we have appointed U.S. Bank Trust Company, National Association to act as transfer agent and registrar.
The notes will be fully and unconditionally guaranteed by Federal Express Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc. These subsidiaries currently guarantee our obligations under our outstanding unsecured debt securities and credit facilities. If we sell, transfer or otherwise dispose of all of the capital stock or all or substantially all of the assets of a subsidiary guarantor to any person that is not FedEx or a subsidiary guarantor, the guarantee of that subsidiary will automatically terminate and holders of the notes will no longer have a claim against such subsidiary under the guarantee. In addition, the guarantee by FedEx Freight will be released at the time it ceases to be a subsidiary of FedEx in connection with the Separation. See “— Guarantee” below.
The notes and the related guarantees will be our and the subsidiary guarantors’ general, unsecured senior obligations, and will:
•
rank equally in right of payment with all of our and the subsidiary guarantors’ existing and future unsubordinated indebtedness, liabilities and other obligations;

•
rank senior in right of payment to all of our and the subsidiary guarantors’ future subordinated indebtedness, liabilities and other obligations;

•
be effectively junior to all of our and the subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
be structurally subordinated to all of the existing and future indebtedness, liabilities and other obligations (including trade payables) of our subsidiaries that are not subsidiary guarantors (other than indebtedness, liabilities and other obligations owed to us or any subsidiary guarantor, if any).

We may issue additional notes of any series from time to time after this offering. The notes of a series and any additional new notes of such series subsequently issued under the Indenture would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. If the additional notes of a series, if any, are not fungible with the notes of that series offered hereby for U.S. federal income tax purposes, the additional notes will have separate CUSIP, Common Code and ISIN numbers.

The Indenture does not limit the aggregate amount of debt securities which may be issued under the Indenture. Other than the provisions relating to a Change of Control Repurchase Event, the Indenture does not contain any debt covenants or provisions which would afford the holders of the notes protection in the event of a highly leveraged or similar transaction.
The trustee will not be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage of any kind under the Indenture. We and the trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any litigation directly or indirectly arising out of, under or in connection with the Indenture, the notes or any transaction contemplated thereby.
The notes will be issued in fully registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess of €100,000. The notes of each series will be represented by one or more permanent global notes that will be deposited with a common depositary and will be registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. See “— Book-Entry Procedures” in this prospectus supplement.
Guarantee
Each series of notes will be fully and unconditionally guaranteed by Federal Express Corporation, FedEx Freight, Inc., FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC and Federal Express International, Inc. (which are referred to as “subsidiary guarantors”). These subsidiaries currently guarantee our obligations under our outstanding unsecured debt securities and credit facilities.
Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and any premium and interest on the notes (and additional amounts, if any, on the notes) when the same shall become due and payable, whether at maturity, by declaration of acceleration, by call for redemption or otherwise. The guarantees will not contain any restrictions on the ability of any subsidiary guarantor to pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities, if any, of that subsidiary guarantor. Each guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws.
Subject to the covenant described under “Application of Proceeds Upon Release of a 10% Subsidiary Guarantor” in the accompanying prospectus, (i) upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of a subsidiary guarantor, or of all of the capital stock of a subsidiary guarantor, or all, or substantially all, the assets of a subsidiary guarantor, to any person that is not (either before or after giving effect to such transaction) FedEx or another subsidiary guarantor, (ii) the merger or consolidation of any subsidiary guarantor with and into FedEx or another subsidiary guarantor that is a surviving person in such merger or consolidation, (iii) the liquidation, winding-up or dissolution of any subsidiary guarantor, or (iv) the exercise by FedEx of their option to have either the satisfaction and discharge or the defeasance or covenant defeasance applied to the applicable series of notes, such subsidiary guarantor will be deemed to be automatically and unconditionally released and discharged from all its obligations under its guarantee.
In connection with the Separation, at the time FedEx Freight, Inc. ceases to be a subsidiary of FedEx, FedEx Freight, Inc. will be deemed to be automatically and unconditionally released and discharged from all its obligations under its guarantee.
“Separation” means any sale, exchange, transfer, distribution, or other disposition of assets and/or capital stock of one or more subsidiaries of the Company resulting in the separation of the Company’s FedEx Freight business through the capital markets to create a new publicly traded company.

Interest
The 20   Notes will bear interest at the rate of    % per year. Interest on the 20   Notes will accrue from       , 2025, or from the most recent date to which interest on the 20   Notes has been paid. The 20   Notes will bear interest at the rate of    % per year. Interest on the 20   Notes will accrue from       , 2025, or from the most recent date to which interest on the 20   Notes has been paid. Interest will be payable annually in arrears on         of each year, commencing on        , 2026, to the persons in whose names the notes are registered at the close of business on the preceding         or, if the notes are represented by one or more global notes, the close of business on the clearing system business day (for this purpose, a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant interest payment date. Interest will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or        , 2025, if no interest has been paid on the notes) to, but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA), as defined in the rulebook of the International Capital Market Association.
If the maturity date or any redemption date of a series of notes falls on a day that is not a business day, the related payment of principal, premium and additional amounts, if any, and interest will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day. If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day.
Unless otherwise indicated, the term “business day” means each day which is not a Saturday, Sunday or other day on which the trustee, paying agent, transfer agent and registrar or banking institutions are not required by law or regulation to be open in the State of New York or London and, for any place of payment outside of New York City or London, in such place of payment, and on which the TARGET2 system (as defined in the Indenture), or any successor thereto, does not operate.
Optional Redemption
Prior to the applicable Par Call Date (as defined below), we may redeem each series of the applicable notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:
(1)
100% of the principal amount of the notes of that series to be redeemed; and

(2)
the sum of the present values of the Remaining Scheduled Payments of principal and interest on the notes to be redeemed that would be due if the notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis, at the applicable Comparable Government Bond Rate (as defined below) plus         basis points, in the case of the 20    Notes, and plus         basis points, in the case of the 20    Notes,

in each case, plus accrued and unpaid interest to, but not including, the date of redemption on the principal amount of the notes being redeemed.
At any time on or after the applicable Par Call Date, we may redeem a series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the applicable series of notes to be redeemed plus accrued and unpaid interest to, but not including, the date of redemption on the principal amount of the notes being redeemed.
“Comparable Government Bond” means, with respect to the series of notes to be redeemed, prior to the applicable Par Call Date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the Par Call Date of such notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.
“Par Call Date” means       , 20   in the case of the 20   Notes (        months prior to the maturity date of the 20   Notes) and        , 20   in the case of the 20   Notes (        months prior to the maturity date of the 20   Notes).
“Remaining Scheduled Payments” means with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such redemption date.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable clearing system’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of €100,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of such note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by a depositary, the redemption of the notes shall be done in accordance with the policies and procedures of the applicable clearing system.
Any redemption notice may, at our discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In such event, the related notice of redemption shall describe each such condition and, if applicable, shall state that, at our discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the date of redemption, or by the date of redemption as so delayed.
Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions of the notes called for redemption.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become or, based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading “— Payment of Additional Amounts” with respect to a series of notes, then we may at any time at our option redeem, in whole, but not in part, the outstanding notes of such series on not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.

Redemption for Reason of Minimal Outstanding Amount
We may at any time purchase notes of either series in the open market, pursuant to a tender offer or otherwise and at any price. Such acquired notes may be cancelled, held or resold; provided that in the case of resale, if any such resold notes are not fungible with the notes of the original series of acquired notes for U.S. federal income tax purposes, such resold notes will have separate CUSIP, Common Code and ISIN numbers. In the event that we have purchased notes of a series equal to or greater than 80% of the aggregate principal amount of notes of such series initially issued, we may redeem, in whole, but not in part, the remaining notes of such series on not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, together with accrued and unpaid interest on those notes to, but not including, the date fixed for redemption.
Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by us of the principal of and interest on the notes to a holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner if the holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)
being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment thereon or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c)
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)
being or having been a “10-percent shareholder” of FedEx as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)
to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of such additional amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of such holder or other person, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the

United States is a party as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge;
(4)
to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by us or a paying agent from payments on the notes;

(5)
to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)
to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)
to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by presenting such note (where presentation is required) to at least one other paying agent;

(8)
to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)
to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(10)
to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(11)
in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “— Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “— Payment of Additional Amounts” and under the heading “— Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations); any estate the income of which is subject to United States federal income taxation regardless of its source; or a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more United States persons with respect to all of its substantial decisions or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.
Any reference to amounts payable in respect of the notes herein or in the Indenture shall be deemed to include any additional amounts which may be payable as described above.

Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to a series of notes, except to the extent we have exercised our right to redeem such notes as described above, we will make an offer to each holder of the notes of such series to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes repurchased plus any accrued and unpaid interest on such notes repurchased to, but not including, the repurchase date. Within 30 days following a Change of Control Repurchase Event or, at our option, prior to a Change of Control, but after the public announcement of such Change of Control, we will mail or electronically deliver, or cause to be mailed or electronically delivered (or otherwise transmitted in accordance with the applicable clearing system’s procedures), a notice to each holder of the notes of such series, with a copy to the trustee and the paying agent, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes of such series on the payment date specified in the notice, which repurchase date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered, pursuant to the procedures described in such notice. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of a series of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:
(1)
accept for payment all notes or portions of notes properly tendered pursuant to the repurchase offer;

(2)
deposit with the paying agent an amount equal to the aggregate repurchase price for all notes or portions of notes properly tendered; and

(3)
deliver, or cause to be delivered, to the trustee the notes properly accepted for payment by us, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us pursuant to the repurchase offer and, to the extent applicable, an executed new note or notes evidencing any unrepurchased portion of any note or notes surrendered for which the trustee shall be required to authenticate and deliver a new note or notes as provided below.

The trustee will promptly mail or electronically deliver, or cause the paying agent to promptly mail or electronically deliver, or otherwise deliver in accordance with the applicable clearing system’s procedures, to each holder of such notes, or portions of such notes, properly tendered and accepted for payment by us the repurchase price for such notes, or portions of such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new note, duly executed by us equal in principal amount to any unrepurchased portion of any notes surrendered, as applicable; provided that each new note will be in a principal amount equal to €100,000 or any integral multiple of €1,000 in excess thereof.
We will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by FedEx and such third party purchases all notes or portions of notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Below Investment Grade Ratings Event” means, with respect to a series of notes, on any day within the 60-day period (which period shall be extended so long as the rating of such series of notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control, or (2) the public announcement of the occurrence of a Change of Control or our intention to effect a Change of Control, the notes of such series are rated below Investment Grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm, or inform the trustee in writing at our request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).
“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (1) FedEx or any of its subsidiaries, (2) any employee benefit plan (or a trust forming a part thereof) maintained by FedEx or any of its subsidiaries, or (3) any underwriter temporarily holding Voting Stock of FedEx pursuant to an offering of such Voting Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of FedEx’s Voting Stock or other Voting Stock into which FedEx’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to a series of notes.
“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by FedEx, the equivalent investment grade credit rating.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means (1) each of Moody’s and S&P, and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of FedEx’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by FedEx (as certified by a board resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
The Change of Control Repurchase Event provisions of the notes may in certain circumstances make more difficult or discourage a sale or takeover of FedEx and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.
If we experience a Change of Control Repurchase Event, we may not have sufficient financial resources available to satisfy our obligations to repurchase all notes or portions of notes properly tendered. Furthermore, debt agreements to which we may become a party in the future may contain restrictions and provisions limiting our ability to repurchase the notes. Our failure to repurchase the notes as required under the Indenture would result in a default under the Indenture, which could have material adverse consequences for us and the holders of the notes.

Discharge and Defeasance
The notes of each series will be subject to defeasance and discharge on the terms and conditions provided under “Description of Debt Securities and Guarantees — Discharge and Defeasance” in the accompanying prospectus.
With respect to the notes, the “government securities” referred to in “Description of Debt Securities and Guarantees — Discharge and Defeasance” in the accompanying prospectus shall include (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.
Issuance in Euro
Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, we are unable to obtain euro in amounts sufficient to make a required payment under the notes due to the imposition of exchange controls or other circumstances beyond our control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by us in our sole discretion. Any payment in respect of the notes so made in U.S. dollars will not constitute an Event of Default under the notes or the Indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”
Book-Entry Procedures
We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.
Global Clearance and Settlement
The notes will be issued in the form of one or more global notes (the “Euro Global Notes”) in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary, for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the Euro Global Notes.
Except as set forth below, the Euro Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.
Beneficial interests in the Euro Global Notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold notes directly through

Euroclear or Clearstream if they are participants in such systems, or indirectly through organizations that are participants in such systems. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant Euro Global Notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the Euro Global Notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Euro Global Notes for all purposes under the Indenture and the notes. Payments of principal, interest and premium and additional amounts, if any, in respect of the Euro Global Notes will be made to Euroclear, Clearstream or such nominee, as the case may be, as registered holder thereof.
We have been advised by Clearstream and Euroclear, respectively, as follows:
Clearstream
Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between the nominees of Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.
Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.
Euroclear
Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.
Euroclear and Clearstream Arrangements
So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the Euro Global Notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Euro Global Notes for all purposes under the Indenture and the notes. Payments of principal, interest and premium and additional amounts, if any, in respect of the Euro Global Notes will be made to Euroclear, Clearstream, such nominee or such common depositary, as the case may be, as registered holder thereof. None of us, the trustee, the paying agent, any underwriter or any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Euro Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Distributions of principal, premium and additional amounts, if any, and interest with respect to the Euro Global Notes will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.
Because Euroclear and Clearstream can act only on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Euro Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.
Initial Settlement
We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.
Secondary Market Trading
Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in global registered form.
You should be aware that investors will be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.
Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.
Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.
Certificated Notes
Subject to certain conditions, the notes represented by the Euro Global Notes are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:
(1)
the common depositary provides notification that it is unwilling, unable or no longer qualified to continue as depositary for the Euro Global Notes and a successor is not appointed within 90 days;

(2)
we in our discretion at any time determine not to have all of the notes represented by the Euro Global Notes; or

(3)
default entitling the holders of the applicable notes to accelerate the maturity thereof has occurred and is continuing.

Any note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the common depositary shall direct. Subject to the foregoing, a Euro Global Note is not exchangeable, except for a global note of the same aggregate denomination to be registered in the name of the common depositary (or its nominee).
Same-Day Payment
Payments (including principal, premium and additional amounts, if any, and interest) and transfers with respect to notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the paying agent) or, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the notes (maintained by the registrar), provided that all payments (including principal, premium and additional amounts, if any, and interest) on notes in certificated form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.
The paying agent for the notes will initially be U.S. Bank Europe DAC, UK Branch.
Concerning the Trustee
U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (as successor trustee to Wells Fargo Bank, National Association) is the trustee under the Indenture.
The Indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), will impose certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict, apply to the SEC for permission to continue as trustee with such conflict, or resign.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the notes to U.S. Holders and Non-U.S. Holders (each as defined below) that acquire notes for cash at their original issue price pursuant to this offering. The summary is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. Holders and Non-U.S. Holders that hold the notes as capital assets within the meaning of the Code (generally, property held for investment). This discussion does not discuss all of the U.S. federal income tax considerations that may be relevant to investors in light of their particular circumstances, or to investors that are subject to special treatment under U.S. federal income tax law, such as:
•
tax-exempt organizations;

•
regulated investment companies;

•
real estate investment trusts;

•
traders in securities or commodities that elect the mark-to-market method of tax accounting for their securities;

•
certain former citizens and long-term residents of the United States;

•
certain financial institutions;

•
insurance companies;

•
dealers in securities or commodities;

•
accrual method taxpayers required to conform the timing of recognition of items of income to an “applicable financial statement” under Section 451(b) of the Code;

•
persons holding notes as part of a straddle, hedge or other integrated transaction for U.S. federal income tax purposes;

•
persons that hold the 2025 Notes or any other indebtedness of FedEx that will be repaid using the proceeds of the notes; and

•
U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

In addition, this discussion does not address the Medicare contribution tax on net investment income, any alternative minimum tax, U.S. federal estate or gift tax or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations.
If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships considering an investment in the notes should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
•
an individual who is a resident or citizen of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons with respect to all of its substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of a Note (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
It is anticipated, and this discussion assumes, that the notes will not be issued with more than a de minimis amount of original issue discount.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO IT OF THE OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
Consequences to U.S. Holders
Interest
A U.S. Holder that uses the cash method of tax accounting will be required to include in ordinary income the U.S. dollar value of each euro-denominated interest payment received based on the spot rate of exchange on the date of receipt. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (other than foreign currency exchange gain or loss realized on the disposition of the euros so received, see “— Transactions in Euros,” below).
A U.S. Holder that uses the accrual method of tax accounting will accrue interest income on such note in euros and translate the amount accrued into U.S. dollars based on:
•
the average exchange rate in effect during the interest accrual period, or portion thereof, within such U.S. Holder’s taxable year; or

•
at such U.S. Holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

A U.S. Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt and (ii) the U.S. dollar amount of accrued interest previously included in such U.S. Holder’s income with respect to such payment. Such foreign currency exchange gain or loss will be treated as ordinary income or loss but will generally not be treated as an adjustment to interest income received on the notes.
Disposition of the Notes
Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition (each, a “Disposition”) of a note, except as noted below with respect to foreign currency exchange gain or loss, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized by such U.S. Holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be treated as ordinary interest income if such interest has not been previously included in income) and such U.S. Holder’s adjusted tax basis in the note. Subject to the discussion below, the adjusted tax basis of a note to a U.S. Holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase and the amount realized by a U.S. Holder upon a Disposition will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of the Disposition.
If the notes are traded on an established securities market, a U.S. Holder that uses the cash method of tax accounting, and a U.S. Holder that uses the accrual method of tax accounting if it so elects, will determine the U.S. dollar values of its adjusted tax basis in a note and the amount realized on the Disposition of a note by translating the relevant euro amounts at the spot rate of exchange on the settlement date of the purchase or the Disposition, respectively. The election available to accrual basis U.S. Holders discussed above must be applied consistently by the U.S. Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
Except as described below regarding exchange gain or loss, any gain or loss on the Disposition of a note will be long-term capital gain or loss if the U.S. Holder’s holding period for the note exceeds one year on the date of Disposition. Long-term capital gains recognized by non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Gain or loss recognized by a U.S. Holder on a Disposition of a note will generally be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the U.S. Holder held such note. Such foreign currency exchange gain or loss will equal the difference between the value of the euro calculated at the spot rate of exchange on the date (1) the note is Disposed of (or the spot rate on the settlement date, if applicable) and (2) of the original purchase (or the spot rate on the settlement date, if applicable). The recognition of such foreign currency exchange gain or loss (including with respect to accrued interest) on the Disposition of a note will be limited to the amount of overall gain or loss realized on the Disposition.
Transactions in Euros
Euros received as interest on, or as proceeds from a Disposition of, a note will have a tax basis equal to their U.S. dollar value determined using the spot rate of exchange on the date such interest or such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the U.S. Holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis U.S. Holder (or an electing accrual basis U.S. Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the Disposition. A U.S. Holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such U.S. Holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.
Any such gain or loss will generally be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note will generally not result in any exchange gain or loss for a U.S. Holder.
Reportable Transaction Reporting
Treasury Regulations require the reporting to the IRS of certain foreign currency transactions (such as the receipt or accrual of interest on, or the disposition of, a note or foreign currency received in respect of a note) if such transactions give rise to losses in excess of a certain minimum amount. Each U.S. Holder should consult its tax advisor to determine its reporting obligations, if any, with respect to an investment in the notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
Consequences to Non-U.S. Holders
Interest
A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on interest paid on a note if the interest is not effectively connected with a U.S. trade or business (and, in the case of certain applicable tax treaties, is not attributable to a permanent establishment or fixed base within the United States); provided that:
•
the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

•
the Non-U.S. Holder certifies on IRS Form W-8BEN or W-8BEN-E, under penalties of perjury, that it is not a United States person (or satisfies certain other applicable documentary evidence requirements to demonstrate its status as a non-United States person) and that no withholding is required pursuant to FATCA (discussed below).
Alternatively, a Non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes that such interest is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States) (generally, by providing an IRS Form W-8ECI).
To the extent that such interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may also be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If a Non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the Non-U.S. Holder will generally be subject to U.S. withholding tax on interest payments, currently at a rate of 30%.
To claim an exemption from or a reduced rate of withholding under an applicable tax treaty, a Non-U.S. Holder must generally provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Disposition of the Notes
A Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain realized on a Disposition of a note (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above), unless:
•
such gain is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, in the case of certain applicable tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

•
in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met.

If the first exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, may be subject to an additional 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the Non-U.S. Holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed its timely reported capital losses allocable to U.S. sources.
FATCA
Withholding at a rate of 30% will generally be required in certain circumstances on interest payments in respect of notes held by or through certain foreign financial institutions (including investment funds) unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, interest payments in respect of notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. We will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING
Subject to the terms and conditions stated in the underwriting agreement between us, the subsidiary guarantors named therein and BNP PARIBAS, Goldman Sachs & Co. LLC and J.P. Morgan Securities plc, as representatives of the underwriters named below, each of the underwriters has severally agreed to purchase, and we have agreed to sell to each underwriter, the aggregate principal amount of notes set forth opposite such underwriter’s name below.
Underwriters	Principal Amount of 20 Notes	Principal Amount of 20 Notes
BNP PARIBAS
Goldman Sachs & Co. LLC
J.P. Morgan Securities plc
Total	€	€
The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to certain conditions. The underwriters are obligated to purchase all notes if they purchase any notes.
The underwriters propose to offer some of the notes of each series directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the applicable public offering price less a concession not to exceed     % of the aggregate principal amount of the 20     Notes or     % of the aggregate principal amount of the 20     Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed    % of the aggregate principal amount of the 20     Notes or     % of the aggregate principal amount of the 20     Notes. After the initial offering of the notes to the public, the underwriters may change the offering prices, concessions and other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance of the notes and subject to the underwriters’ right to reject any order in whole or in part. Certain of the underwriters are not broker-dealers registered with the SEC, and therefore may not make sales of any notes in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers or otherwise in accordance with the applicable U.S. securities laws and regulations.
The following table shows the underwriting discounts to be received by the underwriters in connection with this offering:
Per 20 Note	%
Per 20 Note	%
The notes are new issues of securities with no established trading markets. We intend to apply to list the notes on the NYSE. The listing application will be subject to approval by the NYSE. We expect listing of the notes on the NYSE to occur within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. We have been advised by certain of the underwriters that they intend to make a market in each series of notes, but the underwriters are not obligated to do so and may discontinue market-making with respect to any series of notes at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.
In connection with the issue of the notes, J.P. Morgan Securities plc (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may over-allot notes or effect transactions which stabilize or maintain the market prices of the notes at levels which might not otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.
Any of these activities may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time.
We estimate that our total expenses for this offering, excluding the underwriting discounts, will be approximately $      .
We and certain subsidiary guarantors have agreed, jointly and severally, to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market-making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, cash management, investment banking, commercial banking and general financing services for us and our affiliates in the ordinary course of business for which they have received, or may receive, customary fees and expenses. Affiliates of certain of the underwriters are agents and/or lenders under our credit facilities. Certain of the underwriters and/or their affiliates may hold positions in our 2025 Notes, and therefore may receive a portion of the proceeds from this offering upon the repayment of the 2025 Notes. See “Use of Proceeds.”
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the underwriters or their affiliates have a lending relationship with us. Certain of those underwriters or their affiliates routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Settlement
We expect that delivery of the notes will be made to investors on or about      , 2025, which will be the   business day following the date of this prospectus supplement (such settlement being referred to as “T+  ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before the delivery of the notes hereunder will be required, by virtue of the fact that the notes will initially settle in T+  , to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day immediately preceding the date of delivery should consult their own advisors.

Selling Restrictions
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II); or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the EU Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in the UK Prospectus Regulation. Consequently, no key information document required by the UK PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.
In the UK, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it all such persons together being referred to as “relevant persons.” In the UK, the notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the UK.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (ii) where no consideration is or will be given for the transfer, (iii) where the transfer is by operation of law, or (iv) as specified in Section 276(7) of the SFA.
In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
Certain legal matters relating to the notes and the guarantees will be passed upon for us by Clement E. Klank III, Corporate Vice President, Corporate Governance, Securities and Tax Law of FedEx, by Christina R. Conrad, Vice President — Labor Relations & Employment Law and Assistant Secretary of FedEx Freight, Inc., and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Clement E. Klank III and Christina R. Conrad hold shares of our common stock and other equity compensation awards issued under our equity compensation plans. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters relating to the notes and the guarantees for the underwriters.
EXPERTS
The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2025 (including the schedule appearing therein), and the effectiveness of FedEx Corporation’s internal control over financial reporting as of May 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon their reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at sec.gov.
The SEC allows us to incorporate by reference information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus supplement and the accompanying prospectus, and later information filed with the SEC prior to the termination of this offering will automatically update and, where applicable, modify and supersede previous information contained in documents filed earlier with the SEC or contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and all our future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC except as specifically incorporated by reference in the table below) prior to the termination of this offering.
FedEx SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended May 31, 2025
Definitive Proxy Statement on Schedule 14A	Filed on August 12, 2024
Current Reports on Form 8-K	Filed on June 23, 2025 and July 17, 2025
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus are delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus supplement or the accompanying prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting us in writing, by telephone or email at:
FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com

You can also access our SEC filings through the Investor Relations section of our website at investors.fedex.com. The information on our website, however, is not incorporated by reference in, and does not form a part of, this prospectus supplement or the accompanying prospectus.

PROSPECTUS
DEBT SECURITIES
COMMON STOCK
We may offer and sell from time to time, in one or more offerings, any combination of our debt securities or common stock. This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms of any securities that we offer in supplements to this prospectus. The prospectus supplements also will describe the specific manner in which we will offer these securities and also may supplement, update, or amend information contained in this prospectus.
Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by Federal Express Corporation, FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc., FedEx Corporate Services, Inc., FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC, and Federal Express International, Inc. See “Description of Debt Securities and Guarantees — Guarantees.”
Prior to their issuance, there will have been no market for the debt securities. Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any series of debt securities on a national securities exchange.
Our common stock is listed on the New York Stock Exchange under the symbol “FDX.”
We may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers, or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers, and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers, or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
You should read this prospectus and any prospectus supplement, as well as any information described under the heading “Where You Can Find More Information,” carefully before you invest.
Investing in our debt securities and common stock involves certain risks. See “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 19, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC, as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with only a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”
The prospectus supplement also will contain, with respect to the securities being sold, the names of any underwriters, dealers, or agents, together with the terms of the offering; the compensation of any underwriters, dealers, or agents; and the net proceeds to us.
We have not authorized any person to provide you with information other than that contained or incorporated by reference in this prospectus or any prospectus supplement prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the date of delivery of this prospectus or any sales of securities made in connection herewith. In the case of information contained in documents we file with the SEC and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
References in this prospectus to “we,” “us,” “our,” and “FedEx” are to FedEx Corporation.
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance, and business. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the risk factors referred to below under the heading “Risk Factors” and other factors that can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports; proxy statements; and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC at sec.gov, from which interested persons can electronically access the registration statement, of which this prospectus is a part, including the exhibits and schedules thereto.
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is considered a part of this prospectus, and later information filed with the SEC will automatically update and, where applicable, modify and supersede previous information contained in documents filed earlier with the SEC or contained or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and all our future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC) prior to the termination of the offering under this prospectus.
FedEx SEC Filings	Period
Annual Report on Form 10-K	Fiscal year ended May 31, 2023
Current Reports on Form 8-K	Filed on June 20, 2023 (dated June 16, 2023) and July 17, 2023
Description of our common stock contained in the Registration Statement on Form 8-A	Filed on April 14, 2000
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents referred to above, which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request these documents by contacting us in writing, by telephone, or email at:
FedEx Corporation
Attention: Investor Relations
942 South Shady Grove Road
Memphis, Tennessee 38120
(901) 818-7200
ir@fedex.com
You can also access our SEC filings through the Investor Relations page of our website at investors.fedex.com. The information on our website, however, is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.
ABOUT OUR COMPANY
FedEx provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services, offering integrated business solutions through operating companies competing collectively, operating collaboratively, and innovating digitally as one FedEx. These companies are included in the following reportable business segments:
•
FedEx Express:   Federal Express Corporation (“FedEx Express”) is the world’s largest express transportation company, offering time-definite delivery to more than 220 countries and territories, connecting markets that comprise more than 99% of the world’s gross domestic product.

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FedEx Ground:   FedEx Ground Package System, Inc. (“FedEx Ground”) is a leading North American provider of small-package ground delivery services. FedEx Ground provides low-cost, day-certain service to any business address in the U.S. and Canada, as well as residential delivery to 100% of U.S. residences through its FedEx Home Delivery service. FedEx Ground Economy specializes in the consolidation and delivery of high volumes of low-weight, less time-sensitive business-to-consumer packages.

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FedEx Freight:   FedEx Freight Corporation (“FedEx Freight”) is a leading North American provider of less-than-truckload (“LTL”) freight transportation services across all lengths of haul to businesses and residences. Within the contiguous U.S., FedEx Freight offers FedEx Freight Priority, when speed is critical to meet a customer’s supply chain needs; FedEx Freight Economy, when a customer can trade time for cost savings; and FedEx Freight Direct, a service to meet the needs of the growing e-commerce market for delivery of big and bulky products to or through the door for residences and businesses. FedEx Freight also offers freight delivery service to most points in Puerto Rico and the U.S. Virgin Islands.

•
FedEx Services:   FedEx Corporate Services, Inc. (“FedEx Services”) provides sales, marketing, information technology, communications, customer service, technical support, billing and collection services, and certain back-office functions that support our operating segments.

In April 2023, we announced “one FedEx”, a consolidation plan to ultimately bring FedEx Express, FedEx Ground, FedEx Services, and other FedEx operating companies into Federal Express Corporation, becoming a single company operating a unified, fully integrated air-ground network under the respected FedEx brand. FedEx Freight will continue to provide LTL freight transportation services as a stand-alone and separate company under Federal Express Corporation. The organizational redesign will be implemented in phases with full implementation expected in June 2024.
The mailing address of our principal executive offices is 942 South Shady Grove Road, Memphis, Tennessee 38120. Our main telephone number is (901) 818-7500.
The address of our website is fedex.com. The information on our website is not incorporated by reference in, and does not form a part of, this prospectus or any prospectus supplement.
RISK FACTORS
Investing in our securities involves risks. In connection with any investment in our securities, you should consider carefully (i) the factors identified under Item 1A. “Risk Factors” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and current reports on Form 8-K; (ii) the other information set forth elsewhere in this prospectus and in the documents incorporated by reference into this prospectus; and (iii) any risk factors set forth in the applicable prospectus supplement.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for our general corporate purposes including, but not limited to, capital expenditures, working capital, repayment or reduction of indebtedness, and the financing of business acquisitions.
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The debt securities and guarantees covered by this prospectus will be issued under the indenture dated as of October 23, 2015, between FedEx, the guarantors named therein, and U.S. Bank Trust Company, National Association, as successor trustee (as amended as of the date hereof, the “indenture”).
The following summary describes the general terms and provisions of the debt securities and guarantees covered by this prospectus. When we offer to sell a particular series of debt securities, we will describe in a prospectus supplement the specific terms of, and the extent, if any, to which the general terms set forth below do not apply to, such debt securities and guarantees. If any information set forth in a prospectus supplement regarding the terms and provisions of a particular series of debt securities and guarantees is inconsistent with the information set forth below, the information in the prospectus supplement will supersede and replace the information in this prospectus.
Because the following is a summary, it may not contain all the information that may be important to you. For further information, you should read the indenture, which is an exhibit to the registration statement of which this prospectus is a part. A copy of the indenture is also available from us upon request at the contact information specified in “Where You Can Find More Information.” This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms used in it. In the following summary, we have included references to section numbers of the indenture so that you can easily locate these provisions.
Terms; Form and Denomination
We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The indenture does not limit the aggregate amount of debt securities we may issue under the indenture.
The debt securities will be our general unsecured obligations and will rank equally with all our other unsecured and unsubordinated indebtedness. Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by FedEx Express, FedEx Ground, FedEx Freight, FedEx Freight, Inc., FedEx Services, FedEx Office and Print Services, Inc., Federal Express Europe, Inc., Federal Express Holdings S.A., LLC, and Federal Express International, Inc. (who we refer to throughout this prospectus as the “subsidiary guarantors”). The subsidiary guarantors currently guarantee our obligations under our outstanding unsecured debt securities and revolving credit facilities.
The indenture does not contain any debt covenants or other provisions that would afford the holders of the debt securities protection in the event we participate in a highly leveraged transaction.
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the debt securities;

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the authorized denominations and aggregate principal amount offered and any limit on future issues of additional debt securities of the same series;

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whether we will issue the debt securities as individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

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the date or dates on which the principal of and any premium on the debt securities will be payable or the method by which such date or dates will be determined;

•
any interest rate on the debt securities, any date from which interest will accrue, any interest payment dates and regular record dates for interest payments, or the method used to determine any of the foregoing and the basis for calculating interest, if other than a 360-day year of twelve 30-day months;

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the place or places where payments on the debt securities will be payable, the debt securities may be presented for registration of transfer or exchange, and notices and demands to or upon us relating to the debt securities may be made, if other than the corporate trust office of the trustee;

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whether the debt securities will be listed on a national securities exchange;

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any provisions that would determine payments on the debt securities by reference to a formula, index, or other method;

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whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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any mandatory or optional sinking fund or analogous provisions;

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any provisions for optional or mandatory redemption or repurchase;

•
the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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any provisions for the defeasance of the debt securities;

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the currency in which payments of principal of and any premium and interest on the debt securities will be payable, if other than U.S. dollars;

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any additional events of default or covenants applicable to the series;

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any restrictions or other provisions relating to the transfer or exchange of the debt securities;

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any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity;

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the terms of the guarantees and the identities of the subsidiary guarantors; and

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any other terms that are not inconsistent with the indenture.

Unless we inform you otherwise in a prospectus supplement, all outstanding debt securities will be exchangeable, transfers of debt securities will be registrable, and principal of and any premium and interest on all debt securities will be payable, at the corporate trust office of the trustee; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer to an account maintained by the payee with a bank located in the United States. (Sections 3.01, 3.05, 3.07, and 10.02)
Unless we inform you otherwise in a prospectus supplement, all debt securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples of $1,000. (Section 3.02) Neither FedEx nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities. (Section 3.05)
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates. We will describe any material United States federal income tax considerations and any other special considerations relating to an investment in discount securities in any prospectus supplement relating to such securities.
If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms, and other information relating to those debt securities and the foreign currency or currency unit.
Guarantees
Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by the subsidiary guarantors. If we sell, transfer, or dispose (by merger or otherwise), other than a lease, of a subsidiary guarantor or all of the capital stock or all or substantially all of the assets of a subsidiary guarantor to any person that is not an affiliate of FedEx, the guarantee of that subsidiary will terminate and holders of debt securities will no longer have a direct claim against such subsidiary under the guarantee. (Section 12.04)
Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and any premium and interest on the debt securities, and the due and punctual payment of any sinking fund payments, when the same shall become due and payable, whether at maturity, by declaration of acceleration, by call for redemption, or otherwise. (Section 12.01) The guarantees will be unsecured obligations of the respective subsidiary guarantors and will rank equally with all of their other unsecured and unsubordinated indebtedness. The guarantees will not contain any restrictions on the ability of any subsidiary guarantor to pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or make any payment of principal, interest, or premium, if any, on or repay, repurchase, or redeem any debt securities, if any, of that subsidiary guarantor.
Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable subsidiary guarantor without rendering the subsidiary guarantee, as it relates to such subsidiary guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws. (Section 12.07)

Merger, Consolidation, and Sale of Assets
The indenture provides that we may not consolidate with or merge into any other person, or convey, transfer, or lease our properties and assets as, or substantially as, an entirety to any person, unless:
•
our successor is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

•
our successor shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform;

•
immediately after giving effect to such transaction, there will not be any defaults under the indenture; and

•
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture comply with the indenture. (Section 8.01)

We have agreed that we will not sell or dispose of any subsidiary guarantor whose assets exceed 10% of our consolidated total assets (determined as of the date of our most recent interim or fiscal year-end balance sheet filed with the SEC prior to the date such guarantee is released) (each, a “10% subsidiary guarantor”) unless at least 75% of the net proceeds of such sale or disposition will consist of any combination of:
•
cash (including assumption by the acquiror of any indebtedness of FedEx or its subsidiaries) or readily marketable securities;

•
property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such sale or disposition; or

•
interests in companies or businesses having property or assets or engaged in businesses similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such sale or disposition. (Section 10.07)

Application of Proceeds Upon Release of a 10% Subsidiary Guarantor
In the event that the net proceeds from the sale or disposition of a 10% subsidiary guarantor consist of cash or readily marketable securities, we will apply, within 12 months of such sale or disposition, an amount equal to 100% of the fair market value, as determined in good faith by our board of directors, of such net proceeds to:
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repay unsubordinated indebtedness of FedEx or any subsidiary guarantor, in each case owing to a person other than an affiliate of FedEx (such repayment is not required to be made pro rata among all our unsubordinated indebtedness);

•
invest in property or assets (other than current assets) of a nature or type similar or related to the nature or type of the property or assets of FedEx and its subsidiaries existing on the date of such investment; or

•
invest in a company or business having property or assets or engaged in a business similar or related to the nature or type of the property or assets or businesses of FedEx and its subsidiaries on the date of such investment. (Section 10.07)

Modification, Amendment, and Waiver
We and the trustee may modify and amend the indenture with the consent of the holders of a majority in principal amount of each series of debt securities to be affected (voting as a single class). However, no modification or amendment may, without the consent of the holder of each debt security affected thereby:
•
change the stated maturity of the principal of, or any premium or installment of interest on, any debt security;

•
reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any debt security;

•
change any place of payment where, or the currency in which, any principal of, or interest or premium on, any debt security is payable;

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impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity, or, in the case of redemption, on or after the redemption date;

•
reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for modification or amendment of the indenture, for waiver of compliance with certain provisions of the indenture, or for waiver of certain defaults; or

•
if a debt security is convertible or exchangeable into or for other securities or property, make any change that adversely affects the right to convert or exchange such debt security or decrease the conversion or exchange rate or increase the conversion price of such debt security, unless such decrease or increase is permitted by the terms of such debt security. (Section 9.02)

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any debt securities or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected. (Section 5.13)
In addition, we and the trustee can modify and amend the indenture without the consent of any holders in order to, among other things:
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allow a successor to FedEx or a subsidiary guarantor to assume our or its obligations under the indenture;

•
add to the covenants of FedEx or a subsidiary guarantor for the benefit of the holders of all or any series of debt securities or surrender any right or power conferred upon FedEx or a subsidiary guarantor by the indenture;

•
add additional events of default of FedEx or a subsidiary guarantor for the benefit of the holders of all or any series of debt securities;

•
establish the form or terms of any series of debt securities;

•
secure the debt securities of any series;

•
correct any ambiguity, defect, or inconsistency under the indenture, or to make other provisions with respect to matters or questions arising under the indenture, provided that such action does not adversely affect the interests of the holders of any debt securities in any material respect;

•
add to, change, or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects in any material respect the interests of holders of any series of debt securities, such addition, change, or elimination will become effective with respect to such series only when no such security of that series remains outstanding;

•
add additional subsidiary guarantors of the debt securities;

•
provide for the release of subsidiary guarantors as permitted under the indenture;

•
evidence and provide for the appointment of a successor trustee or to add to or change any provisions to the extent necessary to appoint a separate trustee for a specific series of debt securities;

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supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that no such supplement shall materially adversely affect the interests of any holders of debt securities;

•
make provisions with respect to conversion or exchange rights of holders of any debt securities;

•
comply with the requirements of the SEC to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•
make any other amendment or supplement to the indenture as long as that amendment or supplement does not materially adversely affect the interests of any holders of debt securities. (Section 9.01)

Events of Default
Unless we inform you otherwise in a prospectus supplement, an event of default with respect to a series of debt securities will occur if:
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we fail to pay interest when due on any debt security of that series for 30 days;

•
we fail to pay the principal of or any premium on any debt security of that series when due;

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we fail to perform any covenant in the indenture and this failure continues for 90 days after we receive written notice as provided in the indenture;

•
we fail to deposit any sinking fund payment when and as due by the terms of a debt security of that series;

•
we or a court takes certain actions relating to our bankruptcy, insolvency, or reorganization for the benefit of our creditors; or

•
any subsidiary guarantor whose consolidated total assets constitute 60% or more of our consolidated total assets (determined as of the date of our most recent interim or fiscal year-end balance sheet filed with the SEC prior to such determination date) or a court takes certain actions relating to the bankruptcy, insolvency, or reorganization of such subsidiary guarantor for the benefit of its creditors. (Section 5.01)

If an event of default with respect to debt securities of any series occurs and continues, the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may require us to repay immediately the principal amount of all debt securities of that series. The holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such acceleration if all events of default with respect to the debt securities of that series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the indenture. (Section 5.02) For information as to waiver of defaults, see “— Modification, Amendment, and Waiver” above.
Other than its duties in case of a default, the trustee will not be obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer to the trustee reasonable indemnity. (Sections 6.01 and 6.03) If the holders provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right, subject to certain limitations, to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to any series of debt securities. (Section 5.12)
No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture unless:
•
the holder has previously given to the trustee written notice of a continuing event of default;

•
the holders of a majority in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

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the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request, and the trustee has failed to institute such proceeding within 60 days. (Section 5.07)

However, the holder of any debt security will have an absolute right to receive payment of the principal of and any premium and interest on the debt security as expressed in the debt security, or, in the case of redemption, on the redemption date, and to institute suit for the enforcement of any payment. (Section 5.08)
We will be required to furnish to the trustee annually a statement as to the absence of certain defaults under the indenture. (Section 10.05) The trustee may withhold notice to the holders of debt securities of any default, except as to payment of principal of (or premium, if any) or interest with respect to the debt securities, if the trustee considers such withholding to be in the interest of the holders of the debt securities. (Section 6.02)

Discharge and Defeasance
We may satisfy and discharge obligations with respect to the debt securities of a particular series by either delivering to the trustee for cancellation all outstanding debt securities of that series, or depositing with the trustee, after the outstanding debt securities of that series have become due and payable, or will become due and payable within one year, at maturity or by redemption, sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Section 4.01)
In addition, the indenture provides that at our option we may:
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be discharged from our obligations with respect to the debt securities of a particular series (“defeasance and discharge”); or

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cease to comply with certain restrictive covenants under the indenture, including those described under “— Merger, Consolidation, and Sale of Assets,” and certain events of default will no longer apply to us (“covenant defeasance”);

if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium, and any other sums due to the stated maturity date or redemption date of the debt securities of that series. (Sections 13.01, 13.02, and 13.03) Upon defeasance and discharge, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen, or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment. (Section 13.02)
The defeasance and discharge and covenant defeasance described above are effective only if, among other things, we deliver to the trustee an opinion of counsel to the effect that (i) the holders of the debt securities will not recognize income, gain, or loss for federal income tax purposes as result of such defeasance and discharge or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance and discharge or covenant defeasance had not occurred, and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law. (Section 13.04)
Book-Entry Procedures
Unless we inform you otherwise in a prospectus supplement, each series of debt securities will be issued in the form of one or more fully registered global securities. We will deposit each global security with, or on behalf of, The Depository Trust Company (“DTC”) and register such global security in the name of Cede & Co. (“Cede”) or another nominee of DTC, unless otherwise provided for in a prospectus supplement. If you wish to own debt securities that are represented by one or more global securities, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (i.e., a DTC participant) or through an account directly with DTC if you are a DTC participant, unless otherwise provided for in a prospectus supplement. No holder of a debt security initially issued as a global security will be entitled to receive a debt security in certificated form, except as set forth below.
Except as set forth below or as otherwise provided for in a prospectus supplement, a global security may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised us as follows:
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DTC is

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a limited-purpose trust company organized under the laws of the State of New York;

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a “banking organization” within the meaning of the New York banking law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934.

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DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates.

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DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations, and others, some of whom own DTC.

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Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities under DTC’s system must be made by or through direct participants, which will receive a credit for those debt securities on DTC’s records. The beneficial ownership interest of each actual purchaser of each debt security represented by a global security (“beneficial owner”) is in turn to be recorded on the records of the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a global security representing debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in a global security, except in the event that use of the book-entry system for those debt securities is discontinued.
To facilitate subsequent transfers, all global securities representing debt securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities representing the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede (nor any other nominee of DTC) will consent or vote with respect to the global securities representing debt securities unless authorized by a direct participant in accordance with DTC’s money market instrument procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede’s consenting or voting rights to those direct participants to whose accounts book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).
If applicable, redemption notices will be sent to Cede. If less than all of the debt securities within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in that issue to be redeemed.
Redemption proceeds, distributions, and dividend payments on the global securities representing the debt securities will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the applicable trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.
DTC may discontinue providing its services as depositary with respect to debt securities at any time by giving reasonable notice to us or the applicable trustee. Under those circumstances, in the event that a successor depositary is not obtained, certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. These laws may limit your ability to own, transfer, or pledge beneficial interests in a global security.
As long as DTC’s nominee is the registered owner of a global security, such nominee for all purposes will be considered the sole owner or holder of such debt securities under the indenture. Except as provided below, you will not:
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be entitled to have any debt securities registered in your name;

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receive or be entitled to receive physical delivery of any debt securities in definitive form; and

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be considered the owners or holders of the debt securities under the indenture.

Neither we, the trustee, nor any of our respective agents will be responsible or liable for any actions or inactions by DTC, any nominee, or any participant relating to any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, or for maintaining, supervising, or reviewing any records related to such beneficial ownership interests.
We will issue debt securities in definitive form in exchange for global securities if:
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DTC notifies us that it is unwilling, unable, or ineligible to continue as depositary or if at any time DTC, or any successor depositary, ceases to be a “clearing agency” under the Securities Exchange Act of 1934 and, in each case, we have not appointed a successor depositary within 90 days; or

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we choose in our sole discretion to issue definitive debt securities.

In either instance, an owner of a beneficial interest in a global security will be entitled to have debt securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. You will not be charged a fee for any transfer or exchange of such debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within its control and could change at any time.
Neither we nor the trustee nor any agent of ours or of the trustee has any control over DTC or its participants, and none of us takes any responsibility for their activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, it is not under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing its operations.

Regarding the Trustee
We may conduct banking and other transactions with the trustee and its affiliates in the ordinary course of business.
Governing Law
The indenture is, and the debt securities will be, governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF COMMON STOCK
The following summary of the terms of our common stock does not purport to be complete and is qualified by reference to our certificate of incorporation, our bylaws, and the Delaware General Corporation Law. For more details, you should read our certificate of incorporation and bylaws as currently in effect. We have filed copies of these documents with the SEC, and they are incorporated by reference herein. See “Where You Can Find More Information.”
The prospectus supplement relating to an offering of our common stock will describe the details of the offering, including the number of shares offered, the initial offering price, and updated market price and dividend information.
Authorized Shares of Capital Stock
Our authorized capital stock consists of 800,000,000 shares of common stock, $0.10 par value per share, and 4,000,000 shares of series preferred stock, without par value. On July 13, 2023, there were outstanding (a) 251,187,242 shares of common stock and (b) stock options to purchase an aggregate of 15,900,189 shares of common stock, of which options to purchase an aggregate of 10,839,182 shares of common stock were exercisable. As of the date of this prospectus, no shares of our preferred stock were issued or outstanding.
Voting Rights
Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and possess all voting power (except as may, in the future, be provided by Delaware law, our certificate of incorporation, or a resolution of our board of directors authorizing a series of our preferred stock). Our common stock does not have cumulative voting rights.
Dividends
Holders of our common stock are entitled to receive dividends when, as, and if declared by the board of directors out of funds legally available for payment of dividends, subject to the rights of the holders of any outstanding shares of preferred stock. The holders of common stock will share equally, share for share, in such dividends, whether payable in cash, in property, or in shares of our stock.
Liquidation Rights
Subject to any preferential rights of outstanding shares of preferred stock, holders of common stock will share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution, or winding up.
Absence of Other Rights
Our common stock has no preemptive, subscription, preferential, conversion, or exchange rights.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “FDX.”
Miscellaneous
The outstanding shares of our common stock are, and any shares of common stock offered by a prospectus supplement upon issuance and payment therefor will be, fully paid and nonassessable.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., P.O. Box 43006, Providence, Rhode Island 02940-3006.

Certain Anti-Takeover Effects
General.   Certain provisions of our certificate of incorporation, our bylaws, and Delaware law may have the effect of impeding the acquisition of control of us. These provisions are designed to reduce, or have the effect of reducing, our vulnerability to unsolicited takeover attempts.
Delaware Takeover Statute.   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
Stockholder Action by Written Consent.   Our certificate of incorporation and bylaws require that all stockholder action be taken at a duly called meeting of the stockholders and prohibit taking action by written consent of stockholders.
Additional Authorized Shares of Capital Stock.   The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control.
PLAN OF DISTRIBUTION
We may sell our securities in any of the following ways:
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to or through underwriters;

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to or through dealers;

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through agents;

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directly to purchasers through a specific bidding, ordering, or auction process or otherwise;

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through any combination of these methods of sale; or

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through any other methods described in a prospectus supplement.

The prospectus supplement with respect to the securities being offered will set forth the specific plan of distribution and the terms of the offering, including:
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the names of any underwriters, dealers, or agents;

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the purchase price of the securities and the proceeds we will receive from the sale;

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any underwriting discounts, selling commissions, agency fees, and other items constituting underwriters’, dealers’, or agents’ compensation;

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any initial public offering price; and

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any discounts or concessions allowed or re-allowed or paid to dealers or agents.

Underwriters
Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use underwriters for a sale of securities, we will enter into an underwriting agreement with the underwriters at the time of sale of those securities. Unless we inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
The underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
Dealers
If we use dealers in a sale, unless we inform you otherwise in a prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices that they determine at the time of resale.
Agents
If we use agents in a sale, unless we inform you otherwise in a prospectus supplement, the agents will act on a best-efforts basis to solicit purchases for the period of their appointment.
Compensation
In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions, or commissions.
Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by us to underwriters or agents in connection with an offering of securities, and any discounts, concessions, or commissions allowed or reallowed or paid to dealers, will be set forth in the applicable prospectus supplement.
Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit realized by them on the resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933.
Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional investors or others, who may be deemed to be underwriters within the Securities Act of 1933 with respect to any resales. We will describe the terms of any direct sales in a prospectus supplement.
Delayed Delivery Contracts
We may authorize underwriters, dealers, or agents to solicit offers from institutional investors to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. If we use delayed delivery contracts, they will be subject only to those conditions that we set forth in a prospectus supplement, and the prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
Underwriters, dealers, and agents who participate in the distribution of the securities may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers, or agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any debt securities on a national securities exchange. If debt securities are sold to or through underwriters, the underwriters may make a market in such debt securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the debt securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, any debt securities.

In order to facilitate an offering of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the offered securities. Such transactions, if commenced, may be discontinued at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.
We will estimate our expenses associated with any offering of securities in the relevant prospectus supplement.
LEGAL MATTERS
Mark R. Allen, our Executive Vice President, General Counsel and Secretary, will issue an opinion concerning the legality of the common stock. As of July 13, 2023, Mr. Allen owned 37,251 shares of FedEx common stock and held options to purchase 141,583 shares of such common stock, of which options to purchase an aggregate of 100,036 shares of common stock were exercisable.
Davis Polk & Wardwell LLP will issue an opinion concerning the legality of the debt securities and guarantees.
Christina R. Conrad, Vice President — Employment Law and Assistant Secretary of FedEx Freight, Inc., will issue an opinion concerning certain matters relating to FedEx Freight, Inc. As of July 13, 2023, Ms. Conrad owned 535 shares of FedEx common stock and held options to purchase 6,448 shares of such common stock, of which options to purchase an aggregate of 2,838 shares of common stock were exercisable.
Tiffany H. Brunson, Vice President, Legal & General Counsel of FedEx Office, will issue an opinion concerning certain matters relating to FedEx Office. As of July 13, 2023, Ms. Brunson owned 112 shares of FedEx common stock and held options to purchase 6,584 shares of such common stock, of which options to purchase an aggregate of 2,930 shares of common stock were exercisable.
Any underwriters, dealers, or agents will be advised by their own legal counsel concerning issues relating to any offering.
EXPERTS
The consolidated financial statements of FedEx Corporation appearing in FedEx Corporation’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2023 (including the schedule appearing therein), and the effectiveness of FedEx Corporation’s internal control over financial reporting as of May 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of FedEx Corporation’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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€    % Notes due 20
€    % Notes due 20
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
BNP PARIBAS	Goldman Sachs & Co. LLC	J.P. Morgan
           , 2025